Exhibit 13.2

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

         In connection with amendment no. 1 to the annual report on form 20 F/A of American Israeli Paper Mills Limited (the”Company”) for the year ended December 31, 2007 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned, Shaul Gliksberg, Chief Financial Officer of the Company, certifies, pursuant to 18 U.S.C. Section. 1350, as adopted pursuant to Section. 906 of the Sarbanes-Oxley Act of 2002, to the best of his knowledge and belief, that:

(1) The Amendment fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: January 8, 2009	By: /s/ Shaul Gliksberg —————————————— Shaul Gliksberg Chief Financial Officer